News Release

Investor Contact:

Niels Christensen, 215-986-6651
Niels.Christensen@unisys.com



Media Contact:

Jim Kerr, 215-986-5795
Jim.Kerr@unisys.com



UNISYS ANNOUNCES THIRD-QUARTER 2014 FINANCIAL RESULTS

* Revenue grows 11 percent; up 10 percent on a constant currency(1) basis
* Net income of $47.8 million vs. net loss of $11.6 million in 3Q 2013
* Diluted earnings per share of 95 cents vs. diluted loss per share of 26 cents in 3Q 2013
* Non-GAAP diluted earnings per share(2) of $1.30 vs. 25 cents in 3Q 2013

BLUE BELL, Pa., October 21, 2014 - Unisys Corporation (NYSE: UIS) today reported third-quarter 2014 net income of $47.8 million, or 95 cents per diluted share, which included $17.9 million of pension expense. In the third quarter of 2013, the company reported a net loss of $11.6 million, or a loss of 26 cents per diluted share, which included $22.6 million of pension expense. Excluding pension expense in both periods, non-GAAP diluted earnings per share in the third quarter of 2014 was $1.30 compared with 25 cents in the third quarter of 2013.

Third-quarter 2014 revenue grew 11 percent to $883 million from $792 million in the year-ago quarter. Foreign currency translations had a 1 percentage-point positive impact on revenue comparisons in the quarter.

"This was a strong quarter for Unisys," said Unisys Chairman and CEO Ed Coleman. "We grew our revenue double digits, with growth in both our services and technology businesses, and more than tripled pretax profit. In our services business, we grew both our systems integration and IT outsourcing revenue. Our technology results benefited from significantly higher sales of our flagship ClearPath enterprise servers. Year to date through the first nine months of 2014, our technology revenue is up 2 percent year over year."

THIRD-QUARTER COMPANY AND BUSINESS SEGMENT HIGHLIGHTS

U.S. revenue grew 12 percent in the quarter while international revenue grew 11 percent as all regions contributed to growth. On a constant currency basis, international revenue grew 8 percent.

Reflecting the higher technology revenue, the company reported an overall third-quarter 2014 gross profit margin of 26.6 percent, up from 21.7 percent a year ago. Operating expenses (SG&A and R&D expenses) increased 7 percent from the year-ago period, reflecting increased investments in the company's growth initiatives. The company reported a third-quarter 2014 operating profit of $76.6 million, or 8.7 percent of revenue, compared with an operating profit of $24.0 million, or 3.0 percent of revenue, in the third quarter of 2013.

Third-quarter 2014 services revenue grew 6 percent from the prior-year quarter as growth in systems integration and IT outsourcing more than offset declines in infrastructure services. Third-quarter 2014 services gross profit margin was 19.5 percent compared with 21.1 percent in the year-ago quarter. Third quarter 2014 services operating profit margin was 6.9 percent compared with 7.7 percent a year ago.

Third-quarter 2014 services orders declined as order gains for systems integration and IT outsourcing were more than offset by declines in infrastructure services. Services backlog at September 30, 2014 was $4.4 billion, down 7 percent from June 30, 2014 levels and down 9 percent from December 31, 2013.

Third-quarter 2014 technology revenue grew 66 percent from the prior-year quarter driven by significantly higher sales of ClearPath enterprise software and servers. Reflecting the higher ClearPath sales, third-quarter 2014 technology gross profit margin increased to 61.5 percent compared with 35.3 percent in the year-ago quarter and technology operating profit (loss) margin improved to 25.5 percent compared with (11.0) percent in the year-ago quarter.

CASH FLOW AND BALANCE SHEET HIGHLIGHTS

Unisys used $8 million of cash from operations in the third quarter of 2014, including $58 million of pension contributions. In the third quarter of 2013, the company generated $16 million of cash from operations, which included $40 million of pension contributions. Reflecting increased investments in the company's IT outsourcing business, capital expenditures in the third quarter of 2014 increased to $54 million compared with $39 million in the year-ago quarter. After capital expenditures, the company used $62 million of free cash(3) in the third quarter of 2014 compared with free cash usage of $23 million in the third quarter of 2013. Free cash usage before pension contributions was $4 million in the third quarter of 2014 compared with free cash flow before pension contributions of $17 million in the third quarter of 2013.

At September 30, 2014, the company reported a cash balance of $477 million and total debt of $215 million.

NON-GAAP INFORMATION

Unisys reports its results in accordance with Generally Accepted Accounting Principles (GAAP) in the United States. However, in an effort to provide investors with additional perspective regarding the company's results as determined by GAAP, the company also discusses, in its earnings press release and/or earnings presentation materials, non-GAAP information which management believes provides useful information to investors. Our management uses supplemental non-GAAP financial measures internally to understand, manage and evaluate our business and assess operational alternatives. These non-GAAP measures may include non-GAAP diluted earnings per share, free cash flow, and free cash flow before pension contributions.

Our non-GAAP measures are not intended to be considered in isolation or as substitutes for results determined in accordance with GAAP and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. (See GAAP to non-GAAP reconciliations attached.)

 (1) Constant currency - The company refers to growth rates at constant currency or adjusting for currency so that the business results can be viewed without the impact of fluctuations in foreign currency exchange rates to facilitate comparisons of the company's business performance from one period to another. Constant currency for revenue is calculated by retranslating current and prior period results at a consistent rate. This approach is based on the pricing currency for each country which is typically the functional currency. Generally, when the dollar either strengthens or weakens against other currencies, the growth at constant currency rates will be higher or lower, respectively, than growth reported at actual exchange rates.

 (2) Non-GAAP diluted earnings per share - The company recorded pension expense of $17.9 million and $22.6 million during the third quarters of 2014 and 2013, respectively. In an effort to provide investors with a perspective on the company's earnings without these expenses, they are excluded from the non-GAAP diluted earnings per share calculations.

 (3) Free cash flow - To better understand the trends in our business, we believe that it is helpful to present free cash flow, which we define as cash flow from operations less capital expenditures. Management believes this measure gives investors an additional perspective on cash flow from operating activities in excess of amounts required for reinvestment. Because of the significance of the company's pension funding obligations, free cash flow before pension funding is also provided.

CONFERENCE CALL

Unisys will hold a conference call today at 5:30 p.m. Eastern Time to discuss its results. The listen-only Webcast, as well as the accompanying presentation materials, can be accessed on the Unisys Investor Web site at www.unisys.com/investor. Following the call, an audio replay of the Webcast, and accompanying presentation materials, can be accessed through the same link.

ABOUT UNISYS

Unisys is a global information technology company that solves complex IT challenges at the intersection of modern and mission critical. We work with many of the world's largest companies and government organizations to secure and keep their mission-critical operations running at peak performance; streamline and transform their data centers; enhance support to their end users and constituents; and modernize their enterprise applications. We do this while protecting and building on their legacy IT investments. Our offerings include outsourcing and managed services, systems integration and consulting services, high-end server technology, cybersecurity and cloud management software, and maintenance and support services. Unisys has more than 23,000 employees serving clients around the world. For more information, visit www.unisys.com.


FORWARD-LOOKING STATEMENTS

Any statements contained in this release that are not historical facts are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, any projections of earnings, revenues, or other financial items; any statements of the company's plans, strategies or objectives for future operations; statements regarding future economic conditions or performance; and any statements of belief or expectation. All forward-looking statements rely on assumptions and are subject to various risks and uncertainties that could cause actual results to differ materially from expectations. Risks and uncertainties that could affect the company's future results include the company's ability to drive profitable growth in consulting and systems integration; the company's ability to take on, successfully implement and grow outsourcing operations; market demand for the company's high-end enterprise servers and maintenance on those servers; the potential adverse effects of aggressive competition in the information services and technology marketplace; the company's ability to retain significant clients; the company's ability to effectively anticipate and respond to volatility and rapid technological change in its industry; the adverse effects of global economic conditions; the company's significant pension obligations and potential requirements to make significant cash contributions to its defined benefit pension plans; the success of the company's program to reduce costs, focus its global resources and simplify its business structure; the risks that the company's contracts may not be as profitable as expected or provide the expected level of revenues and that contracts with U.S. governmental agencies may subject it to audits, criminal penalties, sanctions and other expenses and fines; the risk that the company may face damage to its reputation or legal liability if its clients are not satisfied with its services or products; the risk that breaches of data security could expose the company to legal liability and could harm its business and reputation; the performance and capabilities of third parties with whom the company has commercial relationships; the risks of doing business internationally when more than half of the company's revenue is derived from international operations; the company's ability to access capital and credit markets to address its liquidity needs; the potential for intellectual property infringement claims to be asserted against the company or its clients; the possibility that pending litigation could affect the company's results of operations or cash flow; the business and financial risk in implementing future dispositions or acquisitions; and the company's consideration of all available information following the end of the quarter and before the filing of the Form 10-Q and the possible impact of this subsequent event information on its financial statements for the reporting period. Additional discussion of factors that could affect the company's future results is contained in its periodic filings with the Securities and Exchange Commission. The company assumes no obligation to update any forward-looking statements.

####

RELEASE NO.: 1021/9286

Unisys and ClearPath are registered trademarks or trademarks of Unisys Corporation. Any other brand or product referenced herein is acknowledged to be a trademark or registered trademark of its respective holders.

                        UNISYS CORPORATION
                 CONSOLIDATED STATEMENTS OF INCOME
                            (Unaudited)
                 (Millions, except per share data)

                             Three Months         Nine Months
                          Ended September 30   Ended September 30
                          ------------------   ------------------
                            2014      2013       2014      2013
                          --------  --------   --------  --------
Revenue
  Services                  $763.0    $720.0   $2,166.8  $2,182.7
  Technology                 119.5      72.1      283.8     277.9
                          --------  --------   --------  --------
                             882.5     792.1    2,450.6   2,460.6
Costs and expenses
  Cost of revenue:
    Services                 608.6     580.3    1,801.0   1,797.1
    Technology                39.0      40.3      116.5     130.5
                          --------  --------   --------  --------
                             647.6     620.6    1,917.5   1,927.6
Selling, general and
  administrative             138.0     131.7      410.1     418.8
Research and development      20.3      15.8       50.5      50.6
                          --------  --------   --------  --------
                             805.9     768.1    2,378.1   2,397.0
                          --------  --------   --------  --------
Operating profit              76.6      24.0       72.5      63.6

Interest expense               2.3       2.4        6.6       7.7
Other income (expense), net    3.3       1.9       (9.0)     11.1
                          --------  --------   --------  --------
Income before
  income taxes                77.6      23.5       56.9      67.0
Provision for income taxes    26.4      27.0       62.3      71.1
                          --------  --------   --------  --------
Consolidated net
  income (loss)               51.2      (3.5)      (5.4)     (4.1)
Net income attributable to
  noncontrolling interests     3.4       4.1        9.7       8.9
                          --------  --------   --------  --------
Net income (loss) attributable
  to Unisys Corporation       47.8      (7.6)     (15.1)    (13.0)
Preferred stock dividend        -        4.0        2.7      12.1
                          --------  --------   --------  --------
Net income (loss) attributable
  to Unisys Corporation
  common shareholders        $47.8    ($11.6)    ($17.8)   ($25.1)
                          ========  ========   ========  ========

Earnings (loss) per common share attributable
  to Unisys Corporation
    Basic                   $  .95   ($  .26)   ($  .36)  ($  .57)
                          ========  ========   ========  ========
    Diluted                 $  .95   ($  .26)   ($  .36)  ($  .57)
                          ========  ========   ========  ========
Shares used in the per share
  computations (thousands):
  Basic                     50,245    43,811     49,144    43,883
  Diluted                   50,422    43,811     49,144    43,883

                        UNISYS CORPORATION
                          SEGMENT RESULTS
                            (Unaudited)
                             (Millions)

                                 Elimi-
                       Total     nations    Services  Technology
                      --------   --------   --------  ----------
Three Months Ended
September 30, 2014
------------------
Customer revenue        $882.5                $763.0      $119.5
Intersegment                       ($35.4)        -         35.4
                      --------   --------   --------    --------
Total revenue           $882.5     ($35.4)    $763.0      $154.9
                      ========   ========   ========    ========
Gross profit percent     26.6%                 19.5%       61.5%
                      ========              ========    ========
Operating profit
  percent                 8.7%                  6.9%       25.5%
                      ========              ========    ========
Three Months Ended
September 30, 2013
------------------
Customer revenue        $792.1                $720.0       $72.1
Intersegment                       ($22.3)       0.4        21.9
                      --------   --------   --------    --------
Total revenue           $792.1     ($22.3)    $720.4       $94.0
                      ========   ========   ========    ========
Gross profit percent     21.7%                 21.1%       35.3%
                      ========              ========    ========
Operating profit
  (loss) percent          3.0%                  7.7%      (11.0%)
                      ========              ========    ========

Nine Months Ended
September 30, 2014
------------------
Customer revenue      $2,450.6              $2,166.8      $283.8
Intersegment                       ($58.8)       0.3        58.5
                      --------   --------   --------    --------
Total revenue         $2,450.6     ($58.8)  $2,167.1      $342.3
                      ========   ========   ========    ========

Gross profit percent     21.8%                 17.4%       53.5%
                      ========              ========    ========
Operating profit
  percent                 3.0%                  4.4%        7.2%
                      ========              ========    ========
Nine Months Ended
September 30, 2013
------------------
Customer revenue      $2,460.6              $2,182.7      $277.9
Intersegment                       ($56.5)       1.3        55.2
                      --------   --------   --------    --------
Total revenue         $2,460.6     ($56.5)  $2,184.0      $333.1
                      ========   ========   ========    ========

Gross profit percent     21.7%                 18.9%       48.4%
                      ========              ========    ========
Operating profit
  percent                 2.6%                  4.9%        6.7%
                      ========              ========    ========

                        UNISYS CORPORATION
                    CONSOLIDATED BALANCE SHEETS
                            (Unaudited)
                            (Millions)

                                       September 30, December 31,
                                           2014         2013
                                        ----------   ----------
Assets
Current assets
Cash and cash equivalents                   $476.5       $639.8
Accounts and notes receivable, net           570.2        683.1
Inventories
   Parts and finished equipment               35.4         32.8
   Work in process and materials              24.7         22.3
Deferred income taxes                         16.0         24.1
Prepaid expense and other
 current assets                              133.9        138.7
                                        ----------   ----------
Total                                      1,256.7      1,540.8
                                        ----------   ----------
Properties                                 1,095.4      1,095.5
Less accumulated depreciation
  and amortization                           921.6        920.8
                                        ----------   ----------
Properties, net                              173.8        174.7
                                        ----------   ----------
Outsourcing assets, net                      114.1        115.5
Marketable software, net                     142.6        129.1
Prepaid postretirement assets                126.0         83.7
Deferred income taxes                        110.0        112.3
Goodwill                                     186.6        188.7
Other long-term assets                       169.6        165.2
                                        ----------   ----------
Total                                     $2,279.4     $2,510.0
                                        ==========   ==========
Liabilities and deficit
Current liabilities
Current maturities of long-term debt          $1.0         $0.0
Accounts payable                             241.0        246.7
Deferred revenue                             319.4        402.4
Other accrued liabilities                    351.4        375.7
                                        ----------   ----------
Total                                        912.8      1,024.8
                                        ----------   ----------
Long-term debt                               214.1        210.0
Long-term postretirement liabilities       1,457.8      1,697.2
Long-term deferred revenue                   109.5        122.7
Other long-term liabilities                  106.4        119.2
Commitments and contingencies
Total deficit                               (521.2)      (663.9)
                                        ----------   ----------
Total                                     $2,279.4     $2,510.0
                                        ==========   ==========

                        UNISYS CORPORATION
               CONSOLIDATED STATEMENT OF CASH FLOWS
                            (Unaudited)
                            (Millions)
                                               Nine Months Ended
                                                 September 30
                                              ------------------
                                                2014       2013 *
                                              -------    -------
Cash flows from operating activities

Consolidated net loss                           ($5.4)     ($4.1)
Add (deduct) items to reconcile consolidated net
 loss to net cash provided by operating activities:
Foreign currency transaction loss                 7.4        6.5
Employee stock compensation                      10.6       10.8
Depreciation and amortization of properties      38.6       35.1
Depreciation and amortization of
 outsourcing assets                              44.5       39.4
Amortization of marketable software              42.5       46.4
Other non-cash operating activities               5.1          -
Disposals of capital assets                       1.0        1.4
Gain on sale of business                         (0.7)         -
Pension contributions                          (161.3)    (101.6)
Pension expense                                  55.5       69.4
Decrease in deferred income taxes, net           15.4       29.4
Decrease in receivables, net                     81.2       66.3
Increase in inventories                          (6.1)      (5.6)
Decrease in accounts payable
 and other accrued liabilities                  (83.8)    (123.3)
Decrease in other liabilities                   (39.1)     (19.0)
Decrease (increase) in other assets               7.8       (4.8)
Other                                             2.7       (0.1)
                                              -------    -------
Net cash provided by operating activities        15.9       46.2
                                              -------    -------
Cash flows from investing activities
 Proceeds from investments                    4,438.8    3,850.2
 Purchases of investments                    (4,422.8)  (3,857.8)
 Investment in marketable software              (56.1)     (47.3)
 Capital additions of properties                (41.9)     (26.1)
 Capital additions of outsourcing assets        (45.9)     (29.6)
 Other                                           (1.2)       1.1
                                              -------    -------
Net cash used for investing activities         (129.1)    (109.5)
                                              -------    -------
Cash flows from financing activities

 Purchases of common stock                      (29.3)     (11.5)
 Dividends paid on preferred shares              (4.0)     (12.1)
 Proceeds from exercise of stock options          3.3        4.5
 Financing fees                                   (.6)         -
                                              -------    -------
Net cash used for financing activities          (30.6)     (19.1)
                                              -------    -------
Effect of exchange rate changes on cash
 and cash equivalents                           (19.5)     (17.3)
                                              -------    -------

Decrease in cash and cash equivalents          (163.3)     (99.7)
Cash and cash equivalents, beginning of
 period                                         639.8      655.6
                                              -------    -------
Cash and cash equivalents, end of period       $476.5     $555.9
                                              =======    =======
*Certain components of net cash provided by operating activities were changed to present pension expense separately, consistent with the 2014 presentation.

                              (1)
                        UNISYS CORPORATION
  RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES
                          (Unaudited)
              (Millions, except per share data)

                               Three Months       Nine Months
                            Ended September 30 Ended September 30
                            -----------------  -----------------
                              2014     2013      2014     2013
                            -------- --------  -------- --------
GAAP net income (loss)
  attributable to Unisys Corporation
  common shareholders          $47.8   ($11.6)   ($17.8)  ($25.1)

Pension expense, net of tax     17.9     22.6      55.1     66.8
                            -------- --------  -------- --------
Non-GAAP net income
  attributable to Unisys Corporation
  common shareholders           65.7     11.0      37.3     41.7

Add preferred stock dividend     0.0      4.0       2.7     12.1
                            -------- --------  -------- --------
Non-GAAP net income
  attributable to Unisys
  Corporation for diluted
  earnings per share           $65.7    $15.0     $40.0    $53.8
                            ======== ========  ======== ========
Weighted average
  shares (thousands)          50,245   43,811    49,144   43,883

Plus incremental shares from assumed conversion:
  Employee stock plans           177      436       319      444
  Preferred stock                  0        0         0        0
                            -------- --------  -------- --------
GAAP adjusted weighted
  average shares              50,422   44,247    49,463   44,327
                            ======== ========  ======== ========
Diluted earnings (loss) per share

GAAP basis
GAAP net income (loss)
  attributable to Unisys
  Corporation for diluted
  earnings per share           $47.8   ($11.6)   ($17.8)  ($25.1)

Divided by adjusted weighted
  average shares              50,422   43,811    49,144   43,883
GAAP earnings (loss)
  per diluted share           $  .95  ($  .26)  ($  .36) ($  .57)
                            ======== ========  ======== ========
Non-GAAP basis
Non-GAAP net income
  attributable to Unisys
  Corporation for diluted
  earnings per share           $65.7    $11.0     $37.3    $41.7

Divided by Non-GAAP adjusted
  weighted average shares     50,422   44,247    49,463   44,327

Non-GAAP earnings
  per diluted share          $  1.30   $  .25    $  .75   $  .94
                            ======== ========  ======== ========

                              (2)
                      UNISYS CORPORATION
               RECONCILIATION OF GAAP TO NON-GAAP
                          (Unaudited)
                           (Millions)

FREE CASH FLOW
--------------
                               Three Months       Nine Months
                            Ended September 30 Ended September 30
                            -----------------  -----------------
                              2014     2013      2014     2013
                            -------- --------  -------- --------
Cash provided  by (used for)
  operations                   ($7.5)   $16.0     $15.9    $46.2

Additions to marketable
  software                     (15.8)   (17.7)    (56.1)   (47.3)
Additions to properties        (12.9)    (9.9)    (41.9)   (26.1)
Additions to outsourcing
  assets                       (25.8)   (11.3)    (45.9)   (29.6)
                            -------- --------  -------- --------
Free Cash Flow                 (62.0)   (22.9)   (128.0)   (56.8)
Pension funding                 58.2     40.3     161.3    101.6
                            -------- --------  -------- --------
Free cash flow before
  pension funding              ($3.8)   $17.4     $33.3    $44.8
                            ======== ========  ======== ========